Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW

301 Hillsborough Street Suite 1400 Raleigh, NC 27603 T: 919.329.3804 nelsonmullins.com

September 29, 2025

Glucotrack, Inc.

301 Rte. 17 North, Ste. 800

Rutherford, NJ 07070

RE:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Glucotrack, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the resale by Sixth Borough Capital Fund, LP (“Sixth Borough”), of an aggregate of up to 20,060,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), comprised of: (i) up to 20,000,000 shares of our Common Stock (the “Purchase Shares”) that we have reserved for sale to Sixth Borough under the Purchase Agreement, dated September 11, 2025, by and between the Company and Sixth Borough (the “Purchase Agreement”); and (ii) up to 60,000 shares of Common Stock (the “Commitment Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), each having the right to purchase one share of Common Stock, issuable to Sixth Borough pursuant to the terms of the Purchase Agreement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus or any prospectus supplement (collectively, the “Prospectus”), other than as expressly stated herein.

As such counsel, we have examined and relied upon the Registration Statement and the prospectus contained therein, the Company’s Certificate of Incorporation, as amended, the Company’s Bylaws, as amended, and such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

California | Colorado | District of Columbia | Florida | Georgia | Illinois | Maryland | Massachusetts | Minnesota | New York | North Carolina | Ohio | Pennsylvania | South Carolina | Tennessee | Texas | Virginia | West Virginia

Glucotrack, Inc.

September 29, 2025

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When issued and paid for in accordance with the Purchase Agreement, the Purchase Shares will be duly authorized and, when issued upon receipt by the Company of the consideration therefore, will be validly issued, fully paid and non-assessable.

2. The Commitment Shares have been duly authorized by all necessary corporate action on the part of the Company and, the Commitment Shares, when and if issued upon exercise of the Pre-Funded Warrants in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document or instrument may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

Nelson Mullins Riley & Scarborough LLP